UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Peapack-Gladstone Financial Corporation

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PEAPACK-GLADSTONE FINANCIAL CORPORATION
500 Hills Drive
Bedminster, New Jersey 07921

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 4, 2021

April 13, 2021

Dear Shareholder:
This letter supplements the Proxy Statement dated March 18, 2021 provided to shareholders of Peapack-Gladstone Financial Corporation (the “Company”) in connection with the Annual Meeting of Shareholders to be held on May 4, 2021 (the “Annual Meeting”).  At the Annual Meeting, shareholders are being asked to consider and vote: to elect thirteen directors to serve for a one-year term and until their successors have been duly elected and qualified; to approve, on a non-binding basis, the compensation of the Company’s named executive officers, to approve the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (the “Equity Plan”), and to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
In connection with the requested approval of the Equity Plan, the following additional information is hereby being provided to shareholders:
•	As of April 12, 2021, there were 12 non-employee directors and approximately 99 senior officers and 393 other employees eligible to participate and receive awards under the Equity Plan.
•	The closing sale price of the Company’s common stock as reported on the NASDAQ Global Select Market on April 12, 2021 was $32.05.
Peapack-Gladstone Financial Corporation
/s/ Todd M. Poland
Todd M. Poland
Corporate Secretary
Bedminster, New Jersey